                                                                   EXHIBIT 10.10

                               HOTJOBS.COM, LTD.

                       1999 EMPLOYEE STOCK PURCHASE PLAN

                                AMENDMENT NO. 1

The HotJobs.com, Ltd. 1999 Employee Stock Purchase Plan (the "Plan") is hereby amended as follows:

  1. Paragraph B of Section III of the Plan is hereby redesignated as Paragraph C, and new Paragraph III.B. is hereby added to the Plan to read as follows:

     "B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with the 2001 calendar year, by an amount equal to one percent (1%) of the shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall such annual increase exceed Five Hundred Thousand (500,000) shares."

  2. Redesignated Paragraph III.C. of the Plan is hereby amended and restated in its entirety, to read as follows:

     "E. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Committee to (i) the maximum number and class of securities issuable under the Plan, (ii) the number and class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan, (iii) the maximum number and class of securities purchasable per Participant and in the aggregate on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder."

  3. Except as modified by this Plan Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, HotJobs.com, Ltd. has caused this Amendment No. 1 to be executed on its behalf by its duly authorized officer as of the 17th day of May, 2000.

                            HOTJOBS.COM, LTD.

                            BY:  /s/  Richard S. Johnson
                               -----------------------------
                                  Name:   Richard S. Johnson
                                  Title:   President and Chief Executive Officer